EXHIBIT-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AMCON Distributing Company

Omaha, Nebraska

We consent to the incorporation by reference in this Registration Statement No. 333-45338 on Form S-8 of AMCON Distributing Company and Subsidiaries of our report dated November 8, 2011 relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of AMCON Distributing Company and Subsidiaries for the fiscal year ended September 30, 2011.

/s/ McGladrey & Pullen LLP

Omaha, Nebraska

November 8, 2011